                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549


                                  FORM 8-K


                               CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF
                     THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):  May 26, 1994



                         DAUPHIN DEPOSIT CORPORATION
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           (Exact name of registrant as specified in its charter)



          Pennsylvania                  0-8415              23-1938831
 -------------------------------      -----------     ----------------------
 (State or other jurisdiction of      (Commission     (I.R.S. Employer
 incorporation or organization)       File No.)       Identification Number)



       213 Market Street, Harrisburg, Pennsylvania            17105
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      (Address of principal executive offices)             (Zip Code)



             Registrant's telephone number, including area code:


                               (717) 255-2121



                               NOT APPLICABLE
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           (Former name or address, if changed, since last report)

  ITEM 5    OTHER EVENTS.
            ------------


            Dauphin Deposit Corporation (the "Corporation"), through its wholly-owned bank subsidiary, Dauphin Deposit Bank and Trust Company ("Dauphin Bank") has agreed to acquire 100% of the outstanding stock of Eastern Mortgage Services, Inc. ("EMS"), a closely-held mortgage banking company headquartered in Trevose, Pennsylvania.

            Pursuant to the definitive Stock Purchase Agreement dated May 26, 1994, the outstanding stock of EMS will be acquired by Dauphin Bank for a purchase price of approximately $20,000,000 in cash, subject to closing valuations and adjustments. Thereafter, EMS will be operated as a wholly-owned subsidiary of Dauphin Bank. The acquisition is expected to close in early July, 1994, pending various state and regulatory approvals.

            A copy of the Corporation's Press Release regarding the acquisition is attached hereto as Exhibit 99 and by this reference incorporated herein.

  ITEM 7    FINANCIAL STATEMENTS, PRO-FORMA FINANCIAL INFORMATION AND EXHIBITS.
            ------------------------------------------------------------------


                 (c)  Exhibits.


                      99 Dauphin Deposit Corporation Press Release dated May 26, 1994.



            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



                                DAUPHIN DEPOSIT CORPORATION



                                By: /s/  Dennis L. Dinger
                                   ------------------------------
                                      Dennis L. Dinger
                                      Executive Vice President and
                                      Chief Financial Officer


  Date:  May 31, 1994



  54964

                                EXHIBIT INDEX


  Exhibit
  Number                    Description                 Page
  -------        ---------------------------------      ----

    99           Press Release, dated May 26, 1994,       5
                 announcing execution of Stock
                 Purchase Agreement to acquire
                 mortgage company